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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of debt securities, preferred stock, equity stock, Class A common stock, warrants and guarantees, and of AIMCO Properties, L.P. for the registration of debt securities, of our report dated January 28, 2000, relating to the Financial Statements of Oxford Tax Exempt Fund II Limited Partnership, which appears in the 1999 Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in (i) Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated December 4, 2000 and (ii) AIMCO's Current Report on Form 8-K dated March 26, 2001. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
October 11, 2001